UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2015, Getty Realty Corp. (the “Company”) announced that David B. Driscoll is retiring from his position as President and Chief Executive Officer of Getty and resigning as a director on the Board of Directors of the Company (the “Board of Directors”), effective December 31, 2015. The Company further announced that Christopher J. Constant, the Company’s current Vice President, Chief Financial Officer and Treasurer, has been selected to succeed Mr. Driscoll as President and Chief Executive Officer, and that Mr. Constant will be joining the Board of Directors at that time. In addition, the Company announced that it has initiated a search for a new Chief Financial Officer and Treasurer to succeed Mr. Constant in those roles.

In connection with Mr. Driscoll’s retirement, he and the Company entered into a retirement agreement and release (the “Retirement Agreement”). The Retirement Agreement provides that from November 5, 2015 through December 31, 2015 (the “Retirement Date”), Mr. Driscoll will continue to receive the same rate of base salary as in effect on November 5, 2015 and continue to participate in Company benefit and fringe benefit plans in which he is currently participating, except that he will not receive any new awards under the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan (“Incentive Plan”) from and after November 5, 2015. In addition, pursuant to the Retirement Agreement, Mr. Driscoll will receive a bonus payment for 2015 of $415,000.

As set forth in the Retirement Agreement, Mr. Driscoll will continue in the full time employ of the Company and provide services in a non-officer capacity from January 1, 2016 to September 30, 2016. Mr. Driscoll will be paid a salary in accordance with Getty’s regular payroll practices in the amount of $43,750 per month from January 1, 2016 through July 31, 2016, and $20,000 per month from August 1, 2016 through September 30, 2016, will be eligible to participate in the Company’s 401(k) plan, profit sharing plan and medical and dental plans, and will continue to vest in all awards previously granted to him under the Incentive Plan.

After his employment by the Company, Mr. Driscoll will provide consulting services to the Company from October 1, 2016 to May 31, 2017, and will be compensated by the Company at a rate of $20,000 per month from October 1, 2016 through October 31, 2016, and $12,500 per month from November 1, 2016 through May 31, 2017. In accordance with the Retirement Agreement, on October 1, 2016, all of Mr. Driscoll’s unvested restricted stock units granted under the Incentive Plan shall become fully vested and shall be settled in accordance with their terms.

The full text of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Retirement Agreement and Release between Getty Realty Corp. and David B. Driscoll, dated November 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: November 6, 2015	By:	/s/ Christopher J. Constant
Christopher J. Constant

Vice President, Chief Financial Officer & Treasurer